UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 24, 2022

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

As previously disclosed, on July 16, 2021, the Massachusetts Department of Public Utilities (the "MA DPU"), in response to a petition filed by National Grid USA ("National Grid"), issued an order granting a waiver (the "Waiver Order") of the MA DPU's jurisdiction over National Grid's sale of its wholly-owned subsidiary, The Narragansett Electric Company, to PPL Rhode Island Holdings, LLC, an indirect wholly-owned subsidiary of PPL Corporation (the "Company"). On December 31, 2021, the Attorney General of Massachusetts filed a motion with the Supreme Judicial Court of Massachusetts (the "Supreme Judicial Court") to stay the Waiver Order pending appellate review.

On February 24, 2022, a justice of the Supreme Judicial Court issued an order granting a temporary stay of the Waiver Order until further order of the Court. The Company currently expects that there will be a further order on the stay before the full Supreme Judicial Court considers the substance of the Attorney General of Massachusetts' appeal. If the Supreme Judicial Court maintains the stay until it decides the appeal, the Company remains confident that the Supreme Judicial Court will ultimately find that the MA DPU correctly issued the Waiver Order.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  February 25, 2022